Exhibit 2.1

FIRST AMENDMENT TO AGREEMENT

THIS FIRST AMENDMENT TO AGREEMENT, is dated as of September 27, 2016 (this “Amendment”), by and among Axar Master Fund Ltd., a Cayman Islands exempted company, AR Capital, LLC, a Delaware limited liability company, and AR Capital Acquisition Corp., a Delaware corporation (collectively the “Parties”).

RECITALS

WHEREAS, Parties entered into that certain Agreement, dated as of September 16, 2016 (the “Agreement”);

WHEREAS, the Parties desire to amend the terms of the Agreement as set forth herein; and

WHEREAS, pursuant to Section 8.3 of the Agreement, any valid amendment or modification to the Agreement must be in writing and duly executed by the Parties affected by such amendment or modification.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.             Defined Terms. Except as otherwise provided herein, all capitalized but undefined terms used in this Amendment have the meanings ascribed to such terms in the Agreement (as amended by this Amendment).

2.             Amendments. The Agreement is hereby amended as follows:

(a)          Amendment to the Extension Recital. The fifth (5th) recital of the Agreement is amended replacing “December 31, 2017” with “(A) October 1, 2017 or (B) if prior to October 1, 2017, the Company publicly discloses that an extension past October 1, 2017 will not prevent the Company from maintaining the listing of its securities on The Nasdaq Capital Market, December 31, 2017”;

(b)          Amendment to the Trust Amendment Recital. The sixth (6th) recital of the Agreement is amended by replacing “December 31, 2017” with “(A) October 1, 2017 or (B) if prior to October 1, 2017, the Company publicly discloses that an extension past October 1, 2017 will not prevent the Company from maintaining the listing of its securities on The Nasdaq Capital Market, December 31, 2017”;

(c)          Amendment to the Warrant Dividend Recital. The ninth (9th) recital of the Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Parties desire that, following the completion of the Company Actions and Extension Redemptions, the Company declare a dividend on each share of its Common Stock in the form of one-half of one warrant to purchase Common Stock, where (i) each whole warrant entitles the holder to purchase one share of Common Stock at an exercise price of $12.50 per share, (ii) such warrants will be exercisable beginning on the later of (A) the date that is 30 days after the first date on which the Company completes a Business Combination and (B) the date that is 12 months from the date such warrants are issued, and (iii) such warrants otherwise have the same terms and conditions as the Public Warrants without giving effect to the Warrant Amendment (the “Warrant Dividend”);”

(d)          Amendment to Section 2.1. Section 2.1 of the Agreement is hereby amended by replacing the reference to “$3,000,000” with “$2,500,000”.

(e)          Amendment to Section 2.4.2(i). Section 2.4.2(i) is hereby amended and restated in its entirety to read as follows:

“(i) On January 1, 2017 and the first (1st) business day of each of the following three fiscal quarters commencing thereafter (or, if the date of the Extension is October 1, 2017, the following two fiscal quarters commencing thereafter) the Purchaser shall loan to the Company an amount equal to the lesser of (X) $250,000.00 and (Y) $0.05 multiplied by the number of outstanding Public Shares following the completion of the Company Actions and Extension Redemptions (collectively, the “Trust Loans”), the proceeds of which shall be deposited by the Company into the Trust Account.”

3.             Effect of the Agreement. Except as expressly provided herein, all other terms and provisions of the Agreement shall remain unaffected by the terms of this Amendment.

4.             Miscellaneous. Article 8 of the Agreement is hereby incorporated by reference into this Amendment and the terms thereof shall be applied, mutatis mutandis, to this Amendment.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

AR CAPITAL ACQUISITION CORP.

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: CEO Date:

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

AR CAPITAL, LLC

By:	/s/ Edward Michael Weil, Jr.
	Name:	Edward Michael Weil, Jr.
	Title: Date:	CEO

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

AXAR MASTER FUND LTD.

By: Axar Capital Management LP, its investment manager
By: Axar GP LLC, its general partner

By:	/s/ Andrew Axelrod
	Name:	Andrew Axelrod
	Title: Date:	Sole Member